UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2015

Dresser-Rand Group Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

West8 Tower, Suite 1000
10205 Westheimer Road, Houston, Texas	77042
112 Avenue Kleber, Paris, France	75784
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone numbers, including area code:	(713) 354-6100 (Houston)
+33 156 26 71 71 (Paris)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion on June 30, 2015 (the “Closing Date”) of the previously announced merger contemplated by the Agreement and Plan of Merger, dated as of September 21, 2014 (the “Merger Agreement”), by and among Dresser-Rand Group Inc. (the “Company”), Siemens Energy, Inc. (“Parent”), and Dynamo Acquisition Corporation (“Merger Sub”). Pursuant to the Merger Agreement, which was approved by the Company’s stockholders on November 20, 2014, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock, together with the rights to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company related thereto (the “Rights”), was automatically converted into the right to receive cash in the amount of $85.20 per share, without interest (the “Merger Consideration”), and each such share of common stock so converted was automatically cancelled.

The information set forth in this Current Report on Form 8-K about the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 23, 2014 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

On the Closing Date, in connection with the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), the Company repaid in full all outstanding loans under the Amended and Restated Credit Agreement, dated as of September 30, 2013 (as amended, the “Credit Agreement”), among the Company, Grupo Guascor, S.L., the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent, and terminated all commitments under the Credit Agreement. The prepayment and termination of the Credit Agreement did not require any prepayment premium or prepayment penalty, other than customary breakage costs; $732.7 million was paid in respect of principal, accrued interest and fees.

Also on the Closing Date, in connection with the Closing, a notice of redemption was sent to holders of the Company’s 6.50% Senior Subordinated Notes due 2021 (the “Notes”) issued pursuant to the Indenture, dated as of March 22, 2011 (as amended and supplemented from time to time, the “Indenture”), among the Company, the guarantors party thereto, and Wilmington Trust Company, as trustee (the “Trustee”). The notice of redemption provided for the redemption of all outstanding Notes under the Indenture, with a redemption date falling 30 days after notice was given. The redemption price for the notes will be determined pursuant to a customary make-whole formula (the “Redemption Price”). On the Closing Date, the Company irrevocably deposited an amount of funds equal to the Redemption Price with the Trustee, and the Indenture was satisfied and discharged effective on the Closing Date.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Effective Time, (i) each issued and outstanding share of common stock (“Common Stock”), par value $0.01 per share, of the Company (“Shares”), together with the Rights, other than (a) any Shares owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time or held by a subsidiary of the Company immediately prior to the Effective Time, in each case, other than any such Shares held on behalf of third parties, and (b) any Shares issued and outstanding immediately prior to the Effective Time that were held by holders of such Shares who did not vote in favor of the Merger and who properly exercised appraisal rights with respect to their Shares in accordance with, and who have complied with, Section 262 of the General Corporation Law of the State of Delaware, was automatically converted into the right to receive the Merger Consideration and each such Share so converted was automatically cancelled; (ii) each option to purchase a Share that was outstanding immediately prior to the Effective Time was canceled and converted into the right to receive the Merger Consideration, net of the exercise price; and (iii) each other stock-based award that was outstanding immediately prior to the Effective Time was converted into the right to receive a cash payment equal to the product of the Merger Consideration and the number of Shares subject to the award.

At the Effective Time, each holder of a certificate formerly representing Common Stock or of book-entry Common Stock no longer had any rights with respect to such Common Stock, except for the right to receive the Merger Consideration upon surrender thereof.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30, 2015, in connection with the completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger and requested that the NYSE suspend trading of the Common Stock and file with the SEC a notification of removal from listing on Form 25 to delist the Common Stock and the Rights from the NYSE and deregister the Common Stock and the Rights under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Common Stock on the NYSE was suspended following the closing of trading on June 30, 2015.

The Company intends to file with the SEC a certification and notice of termination on Form 15 requesting the termination of the registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

The total Merger Consideration paid was approximately $6.7 billion in cash, which Parent caused to be funded from cash on hand and intercompany debt provided by an affiliated company, a wholly owned subsidiary of Siemens Corporation.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, as of the Effective Time, each of Rita V. Foley, William E. Macaulay, Louis A. Raspino, Philip R. Roth, Stephen A. Snider, Michael L. Underwood, Vincent R. Volpe Jr. and Joseph C. Winkler III (the “Former Directors”) ceased serving as members of the board of directors of the Company and, in connection therewith, the Former Directors also ceased serving on any committees of which such Former Directors were members.

Pursuant to the Merger Agreement, Randy Zwirn, Steven Conner and Heribert Stumpf now constitute the board of directors of the Company. Committees of the board of directors have not been established.

Vincent R. Volpe Jr., the Company’s President and Chief Executive Officer (Principal Executive Officer), advised on June 29, 2015 that he will cease his employment with the Company following a transition period after the Merger. On June 30, 2015, in connection with the Merger, the Company’s board of directors appointed Heribert Stumpf as Chief Financial Officer, effective immediately, replacing Jan Kees van Gaalen in that role.

Heribert Stumpf, 53, has been with Siemens since 1982. Prior to joining the Dresser-Rand Integration project, Mr. Stumpf served as the Chief Financial Officer for the global Siemens Building Technologies Division (2008 -2014). Mr. Stumpf has held a wide range of management positions with Siemens in Germany, the United States and Switzerland. Among them, he held the position Chief Financial Officer of Siemens Corporation in New York (2005- 2008) and as the Chief Executive Officer in the Infrastructure Logistics Division in Arlington, Texas (2001-2005). Heribert Stumpf is a graduate of Siemens’ Financial Management Trainee Program and holds a Master’s degree in business administration (MBA) from Mercer University in Atlanta, Georgia.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, (i) the Certificate of Incorporation of Merger Sub became the Certificate of Incorporation of the Company and (ii) the Bylaws of Merger Sub became the Bylaws of the Company, each in accordance with the terms of the Merger Agreement.

Copies of the Certificate of Incorporation and the Bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of Dresser-Rand Group Inc., dated June 30, 2015.

3.2	Amended and Restated Bylaws of Dresser-Rand Group Inc., dated June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dresser-Rand Group Inc.
(Registrant)

Date: June 30, 2015	By:	/s/ Mark F. Mai
		Name:	Mark F. Mai
		Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of Dresser-Rand Group Inc., dated June 30, 2015.

3.2	Amended and Restated Bylaws of Dresser-Rand Group Inc., dated June 30, 2015.